EXHIBIT 99.1
June 17, 2020

Press Release
SOURCE: Oil States International, Inc.
Oil States Amends its Bank Credit Agreement

HOUSTON, June 17, 2020 - Oil States International, Inc. (NYSE:OIS) announced today that it has amended its credit agreement. Total lender commitments under the amended revolving credit facility are reduced to $200 million in exchange for the suspension of the existing financial covenants from July 1, 2020 through March 30, 2021. The maturity date of the amended credit agreement remains January 30, 2022.

During the financial covenant suspension period, borrowing availability under the amended revolving credit facility will be determined by a monthly borrowing base calculated as the sum of 70% of the consolidated net book value of eligible receivables and 20% of the consolidated net book value of eligible inventory (the Borrowing Base). Calculated availability will be further limited during the financial covenant suspension period to the lesser of 85% of (i) the Borrowing Base or (ii) $200 million.

The amended credit agreement contains customary representations, warranties, covenants, terms and conditions for a facility of this type, including limitations on the accumulation of U.S. cash in excess of $45 million, incurrence of additional indebtedness and liens, the repayment of other indebtedness, the making of investments, the payment of dividends, the repurchase of shares of common stock and the sale of material amounts of assets.

Borrowings outstanding under the amended revolving credit facility will bear interest at LIBOR plus a margin of 2.50% to 3.75%, or at a base rate plus a margin of 1.50% to 2.75%, in each case based on a ratio of the Company's total net funded debt to consolidated EBITDA. Oil States must also pay a quarterly commitment fee of 0.50% based on unused commitments.

About Oil States

Oil States International, Inc. is a global products and services company predominantly serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company's manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and natural gas. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on our Company and our customers and the other risks associated with the general nature of the energy service industry discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582